Exhibit 10.4

CRDENTIA CORP.

AMENDMENT TO BONUS AND OTHER AGREEMENT

This Amendment to Bonus and Other Agreement (this “Amendment”) is made effective as of November 17, 2005 by and among Crdentia Corp., a Delaware corporation (the “Company”) and James D. Durham (the “Executive”).

RECITALS

A.                                   The Company and the Executive are parties to a Bonus and Other Agreement dated December 31, 2003 (the “Agreement”).

B.                                     The Company and the Executive desire to amend certain terms of the Agreement.

In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows.  Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement:

1.                                       Amendment to Section 2 of the Agreement.

Section 2 of the Agreement shall be amended and restated to read as follows:

“2.                                 The Executive shall be entitled to receive bonus payments on December 31, 2008 in the amount of $540,000 and on January 4, 2009 in the amount of $540,000.  The payment of the bonuses shall not be affected by the termination for any reason (including death or disability) of the Executive’s employment or service to the Company prior to December 31, 2008 or January 4, 2009.”

2.                                       Effect of Amendment.  Except as expressly amended, restated or consented to in this Amendment, the Agreement shall continue in full force and effect.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern and control.

3.                                       Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

4.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.                                       Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.                                       Entire Agreement.  This Amendment, together with the Agreement and the documents executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.

By:	/s/ Robert Kenneth
Robert Kenneth
Chairman of Compensation Committee

EXECUTIVE:

/s/ James D. Durham
James D. Durham

[SIGNATURE PAGE TO AMENDMENT]